RONALD J. TANSKI
                       10 Lafayette Square
                     Buffalo, New York 14203





                                             EXHIBIT F-2




                                   December 20, 1995



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  National Fuel Gas Company
          National Fuel Gas Distribution Corporation
          National Fuel Gas Supply Corporation
          Seneca Resources Corporation
          Utility Constructors, Inc.
          Highland Land & Minerals, Inc.
          Leidy Hub, Inc.
          Data-Track Account Services, Inc.
          National Fuel Resources, Inc.
          Horizon Energy Development, Inc.
          Short Term Financing - 1996 through 2,000
          SEC File No. 70-8729

Ladies and Gentlemen:

     This opinion relates to the joint application-declaration filed on or about October 27, 1995, as amended by Amendment No. 1 thereto filed December 20, 1995, (the "Application-Declaration"), by National Fuel Gas Company ("National") and its subsidiary corporations, National Fuel Gas Distribution Corporation ("Distribution"), National Fuel Gas Supply Corporation ("Supply"), Seneca Resources Corporation ("Seneca"), Utility Constructors, Inc. ("UCI"), Highland Land & Minerals, Inc. ("Highland"), Leidy Hub, Inc. ("LHI"), Data-Track Account Services, Inc. ("Data-Track"), National Fuel Resources, Inc. ("NFR"), and Horizon Energy Development, Inc. ("Horizon")

Securities and Exchange Commission
December 20, 1995
Page 2


(collectively, the "Participating Subsidiaries"), under the Public Utility Holding Company Act of 1935, as amended. To extent that the Application-Declaration seeks authorization for:

     (i) the issuance and sale to National, Supply, Seneca, Horizon, UCI, Highland, LHI, Data-Track and NFR by Distribution of up to $315,000,000.00 aggregate principal amount at any one time outstanding of short-term notes;

     (ii) the loaning of excess funds of Distribution to Supply, Seneca, Horizon, UCI, Highland, LHI, Data-Track and NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration;

     (iii) the issuance and sale to National, Distribution, Supply, Seneca, Horizon, Highland, LHI, UCI and NFR by Data-Track of up to $1,000,000.00 aggregate principal amount at any one time outstanding of short-term notes;

     (iv) the loaning of excess funds of Data-Track to Distribution, Supply, Seneca, Horizon, Highland, LHI, UCI and NFR in exchange for short-term notes from those respective corporations thorough the money pool arrangement as set forth in the Application-Declaration;

     (v) the issuance and sale to National, Distribution Supply, Seneca, Horizon, Highland, LHI, UCI and Data-Track by NFR of up to $25,000,000.00 aggregate principal amount at any one time outstanding of short-term notes;

     (vi) the loaning of excess funds of NFR to Distribution, Supply, Seneca, Horizon, Highland, LHI, UCI and Data-Track in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration;

     (vii) the issuance and sale to National, Distribution, Supply, Seneca, NFR, Highland, LHI, UCI and Data-Track by Horizon of up to $75,000,000.00 aggregate principal amount at any one time outstanding of short-term notes; and

     (viii) the loaning of excess funds of Horizon to Distribution, Supply, Seneca, Highland, LHI, UCI, Data-Track and
NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration.

Securities and Exchange Commissin
December 20, 1995
Page 3

     (ix) the issuance and sale to National, Distribution, Supply, Seneca, NFR, Highland, UCI, Horizon and Data-Track by LHI of up to $5,000,000.00 aggregate principal amount at any one time outstanding of short-term notes; and

     (x) the loaning of excess funds of LHI to Distribution, Supply, Seneca, Highland, UCI, Data-Track, Horizon and NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration.

     I am of the opinion that:

     (1) Each of Distribution, Data-Track, Horizon, LHI and NFR is a corporation validly organized and duly existing under the laws of the State of New York.

     (2) If the aforementioned transactions are consummated in accordance with the Application-Declaration, and the order of the Securities and Exchange Commission thereon, and the Boards of Directors of Distribution, Supply, Seneca, Horizon, UCI, Highland, LHI, Data-Track and NFR approve the issuance and sale of the respective notes:

          (a) all state laws applicable to the proposed transactions will have been complied with;

          (b) the respective notes of Distribution, Data-Track, NFR, LHI and Horizon will be valid and binding obligations and will be enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy or insolvency laws; and

          (c) the legal rights of the holders of any securities issued by Distribution, NFR, Horizon, LHI and
               Data-Track will not have been violated.

     I am a member of the New York Bar and do not hold myself out as an expert on the laws of any other state. Accordingly, in giving this opinion, I have relied, as to all matters governed by the laws of Pennsylvania, upon the opinion of Gwendolyn M. Ralph, Esq., filed as an exhibit to the Application-Declaration.

     I consent to the use of this opinion as an exhibit to the Application-Declaration.

                                   Very truly yours,

                                   /s/Ronald J. Tanski

                                   Ronald J. Tanski
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